UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2017

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 RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

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Canada	001-36786	98-1202754
Ontario	001-36787	98-1206431
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Restaurant Brands International Inc.
Restaurant Brands International Limited Partnership
226 Wyecroft Road
Oakville, Ontario L6K 3X7
(Address of principal executive offices, including Zip Code)

(905) 845-6511
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture
Overview
On August 28, 2017, 1011778 B.C. Unlimited Liability Company, an unlimited liability company organized under the laws of British Columbia (the “Issuer”), and New Red Finance, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Issuer (the “Co-Issuer” and, together with the Issuer, the “Issuers”), each a subsidiary of Restaurant Brands International Inc., a corporation organized under the laws of Canada (the “Company”), entered into an indenture (the “Indenture”), by and among the Issuers, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee and as collateral agent, in connection with the issuance and sale by the Issuers to J.P. Morgan Securities LLC and certain other initial purchasers of $1.3 billion aggregate principal amount of 5.0% Second Lien Senior Secured Notes due 2025 (the “Notes”). The Issuers expect to use the proceeds from the issuance of the Notes to redeem a portion of the Issuers’ outstanding 6.0% Second Lien Senior Secured Notes due 2022 (the “Existing Second Lien Notes”) and to pay related premiums, fees and expenses.
Interest; Ranking; Guarantees; Security
The Notes will mature on October 15, 2025, and bear interest at a rate of 5.0% per annum, payable semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on October 15, 2017. The Notes are second lien senior secured obligations and rank (i) equal in right of payment with all of the Issuers’ existing and future senior debt, including borrowings under their senior secured first lien term loan facility (the “Term Loan Facility”) and revolving credit facility (the “Revolving Credit Facility” and, together with the Term Loan Facility, the “Senior Secured Credit Facilities”), the Existing Second Lien Notes that will remain outstanding following the completion of the contemplated partial redemption of such notes, the Issuers’ 4.625% First Lien Senior Secured Notes due 2022 (the “2022 First Lien Notes”) and the Issuers’ 4.250% First Lien Senior Secured Notes due 2024 (the “2024 First Lien Notes” and, together with the 2022 First Lien Notes, the “First Lien Notes”); (ii) effectively subordinated in right of payment to all of the Issuers’ existing and future indebtedness that is secured by a lien on the collateral on a first-priority basis, including the Senior Secured Credit Facilities and the First Lien Notes, to the extent of the value of the collateral securing such first-priority obligations; (iii) effectively senior in right of payment to all of the Issuers’ existing and future senior unsecured indebtedness and junior lien indebtedness, to the extent of the value of the collateral securing the Notes; (iv) senior in right of payment to all of the Issuers’ existing and future subordinated indebtedness; and (v) structurally subordinated to all existing and future liabilities of the Issuers’ non-guarantor subsidiaries.
The Notes are guaranteed fully and unconditionally on a second lien senior secured basis, jointly and severally, by each of the Issuers’ wholly owned restricted subsidiaries that guarantee the Issuers’ obligations under certain credit facilities (including the Senior Secured Credit Facilities) (the “Guarantees”).
The Guarantees will be the Guarantors’ second-priority senior secured obligations and will be (i) effectively subordinated in right of payment to all of such Guarantors’ existing and future first-priority senior secured indebtedness, including the First Lien Notes, the existing notes of the TDL Group Corp. (which are secured by a first-priority lien on the assets of The TDL Group Corp.) and borrowings under and guarantees of the Senior Secured Credit Facilities, to the extent of the value of the collateral securing such first-priority debt; (ii) equal in right of payment with all of such Guarantors’ existing and future second-priority senior secured indebtedness, including the guarantees in respect of the Existing Second Lien Notes that will remain outstanding following the completion of the contemplated partial redemption of such notes, to the extent of the value of the collateral securing such debt; (iii) effectively senior in right of payment to all of such Guarantors’ existing and future unsecured senior debt and junior lien debt, to the extent of the value of the collateral securing the Guarantees; and (iv) senior in right of payment to all of such Guarantors’ existing and future subordinated debt.

Optional Redemption
The Issuers may redeem some or all of the Notes at any time prior to October 15, 2020 at a price equal to 100% of the principal amount of the Notes redeemed plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The Issuers may redeem some or all of the Notes at any time on or after October 15, 2020 at the redemption prices set forth in the Indenture. In addition, at any time prior to October 15, 2020, up to 40% of the original aggregate principal amount of the Notes may be redeemed with the net proceeds of certain equity offerings, at the redemption price specified in the Indenture.

In connection with any tender offer for the Notes, including a change of control offer or an asset sale offer, the Issuers will have the right to redeem the Notes at a redemption price equal to the amount offered in that tender offer if holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer.
Change of Control
If a change of control of the Issuer occurs, the Issuers must offer to repurchase the Notes from the holders thereof at a purchase price equal to 101% of their aggregate principal amount plus accrued and unpaid interest (including additional amounts specified in the Indenture, if any), if any, to, but excluding, the date of such repurchase.
Covenants and Events of Default
The terms of the Indenture, among other things, limit the ability of the Issuers and their restricted subsidiaries to (i) incur additional indebtedness or guarantee indebtedness; (ii) create liens or use assets as security in other transactions; (iii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iv) make investments; (v) merge, amalgamate or consolidate, or sell, transfer, lease or dispose of substantially all of the Issuers’ assets; (vi) enter into transactions with affiliates; (vii) sell or transfer certain assets; and (viii) agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Issuers and their restricted subsidiaries. These covenants are subject to a number of important conditions, qualifications, exceptions and limitations that are described in the Indenture.
The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include payment defaults, a failure to pay certain judgments and certain events of bankruptcy and insolvency. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.
The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Indenture, filed as Exhibit 4.11 hereto, and the form of Notes, filed as Exhibit 4.11(a) hereto, each of which is incorporated herein by reference.
Certain Relationships
The initial purchasers and their affiliates from time to time have provided in the past, and may provide in the future, various financial advisory, investment banking and other commercial lending services in the ordinary course of business to the Company and its affiliates. The Issuers expect to use the proceeds from the offering of the Notes to redeem a portion of the Existing Second Lien Notes and to pay related premiums, fees and expenses. Certain of the initial purchasers or their affiliates hold positions in the Existing Second Lien Notes and as a result will receive a portion of the net proceeds from the offering of the Notes.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.
Item 8.01 Other Material Information
On August 8, 2017, the Issuers sent a notice of partial redemption providing for the redemption, on September 7, 2017, of an aggregate of $1,250 million principal amount of the Existing Second Lien Notes. The redemption price will be equal to 100% of the principal amount of such notes, plus Applicable Premium, accrued and unpaid interest and any Additional Amounts (in each case as defined and calculated in accordance with the Existing Second Lien Notes indenture).

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.11
Indenture, dated as of August 28, 2017, by and among 1011778 B.C. Unlimited Liability Company, as issuer, New Red Finance, Inc., as co-issuer, the guarantors from time to time party thereto and Wilmington Trust, National Association, as trustee and as collateral agent.

4.11(a)	Form of 5.000% Second Lien Senior Secured Note due 2025 (included as Exhibit A to Exhibit 4.11).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTAURANT BRANDS INTERNATIONAL INC.
RESTAURANT BRANDS INTERNATIONAL LIMITED PARTNERSHIP, by its general partner RESTAURANT BRANDS INTERNATIONAL INC.

By: /s/ Jill Granat
Name: Jill Granat
Title: General Counsel and Corporate Secretary
Date: August 28, 2017